Exhibit 99.1

Lucira Health Announces Third Quarter 2021 Financial Results and Provides Business Update

EMERYVILLE, Calif. – November 11, 2021 – Lucira Health, Inc. (Nasdaq: LHDX) (“Lucira Health,” “Lucira” or the “Company”), a medical technology company focused on the development and commercialization of transformative and innovative infectious disease test kits, today reported financial results for the third quarter ended September 30, 2021 and provided business updates.

Highlights

•	Recorded record-high revenue of $15.0 million for the third quarter of 2021, representing 21% sequential growth from the previous quarter of 2021

•	Reopened online sales of its OTC LUCIRA CHECK IT COVID-19 Test Kit via the Company’s website and on Amazon

•	Received Pandemic Special Access Route (“PSAR”) approval for its LUCIRA CHECK IT COVID-19 Test Kit by Singapore’s Health Sciences Authority

•	Appointed two executive team members, Ghazi Kashmolah, Chief Quality Officer and Executive Vice President Regulatory Affairs, and Tony Allen, Chief Operations Officer

•	Completed manufacturing of first commercial test kits from the Dominican Republic production center

“During the third quarter, we made meaningful progress on executing our business and strategic initiatives and achieved our guidance of sequential growth,” said Erik Engelson, President and Chief Executive Officer of Lucira Health. “This quarter, we are guiding to at least 100% sequential growth in revenues, and are pleased with the initial production ramp-up in the Dominican Republic. This initial increased production in the Dominican Republic came late in the third quarter yet provided enough incremental inventory to reactivate online ordering without significantly impacting order fulfillment for existing business-to-business and other customers. We have been selling into business-to-business, healthcare systems, online, and international markets, and are seeing early signs of demand continuing well into 2022. Total demand exceeded total shipments in the third quarter of 2021. We are extremely fortunate to have our current deeply-experienced team that is delivering commercial results.

We remain on-track to bring the initial four production lines in the Dominican Republic manufacturing facility to capacity production in the first half of 2022. During the third quarter, we began to see improved efficiencies in the Dominican Republic as the first two production lines ramped. At the same time, we experienced continued labor shortages in our Michigan plant. Ultimately, this led us to the decision to consolidate all current manufacturing into the Dominican Republic and to implement a fifth line that will be operational and then at capacity in the first and second halves of 2022, respectively”.

Third Quarter 2021 Financial Results

The third quarter of 2021 represented Lucira’s third full quarter of commercial activity.

Net Revenue was $15.0 million for the third quarter of 2021. Net revenue was primarily driven by increased volume of our test kit sales through increased contracted sales with businesses, distributors, healthcare providers and international customers.

GAAP Gross Loss was approximately $1.5 million for the third quarter of 2021 or negative 10% of revenue. Non-GAAP gross profit and non-GAAP gross margin were $2.4 million and 16%, respectively. Increases in both gross loss and negative gross margin from the second quarter of 2021 were primarily due to a $1.3 million obsolete inventory charge and a $1.6 million long-lived asset impairment charge resulting from the Michigan production facility that is managed by our manucturing partner, Jabil, partially offset by increased manufacturing production.

GAAP Operating Expenses were $26.1 million in the third quarter of 2021, compared to $10.5 million in the same period in 2020. Non-GAAP operating expenses were $20.8 million in the third quarter of 2021, compared to $10.3 million in the same period of 2020. The increase is primarily related to increased headcount and third-party services to facilitate commercial activities, validation of manufacturing activities, new product development, clinical studies, and public company compliance.

GAAP Net Loss was $27.5 million in the third quarter of 2021, compared to $11.8 million in the same period in 2020. Non-GAAP net loss was $18.3 million for the third quarter of 2021, compared to a non-GAAP net loss of $10.3 million for the same period in 2020.

Cash Balance as of September 30, 2021 was $117.3 million.

Q4 2021 Financial Guidance and 2022 Initial Outlook

Lucira Health projects revenue for the fourth quarter of 2021 of at least $30 million and 2022 revenues in excess of $150 million.

Conference Call and Webcast Details

The Company will host a live conference call and webcast to discuss these results and provide a corporate update on Thursday, November 11, 2021, at 4:30 PM ET.

To participate in the call, please dial (833) 562-0151 (domestic) or (661) 567-1232 (international) and provide conference ID 8458678 . A live and archived webcast of the event can be accessed through the following link ir.lucirahealth.com.

About Lucira Health

Lucira Health is a medical technology company focused on the development and commercialization of transformative and innovative infectious disease test kits. Lucira’s testing platform produces PCR quality molecular testing in a single-use, consumer-friendly, palm size test kit powered by two AA batteries.

Lucira designed its test kits to provide accurate, reliable and on-the-spot molecular tests results anywhere and anytime. The LUCIRA CHECK IT COVID-19 Test Kits (OTC) and LUCIRA COVID-19 All-In-One Test Kits (Rx) provide PCR quality clinically relevant COVID-19 result within 30 minutes from sample collection. Lucira’s CHECK IT (OTC) also provides a SMS verified digital LUCI PASS test result back to a user’s phone for work, travel and other places where negative test verification may be required. For more information, visit www.lucirahealth.com.

Non-GAAP Financial Measures

In this press release, in order to supplement the Company’s condensed financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), management has disclosed certain non-GAAP financial measures for the Company’s statement of operations. The Company believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results were limited to financial measures prepared in accordance with GAAP. As a result, the Company is disclosing certain non-GAAP results in order to supplement investors’ and other readers’ understanding and assessment of the Company’s financial performance because Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter, and year to year, on a regular basis and for financial and operational decision-making. Non-GAAP financial measures include gross profit, gross margin, operating expenses and net loss. Non-GAAP adjustments include stock-based compensation, depreciation and amortization, non-cash interest and other expense, preapproval inventories, a long-lived asset impairment charge and certain charges related to obsolete inventory. From time to time in the future, there may be other items that the Company may include or exclude if the Company believes that doing so is consistent with the goal of providing useful information to investors and management. The Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure.

Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which could reduce the usefulness of the Company’s non-GAAP financial measures as tools for comparison. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures as analytical tools. The Company has provided at the end of this press release, following the accompanying financial data, reconciliations of its non-GAAP measures to their most directly comparable GAAP measures.    Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate the Company’s business. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most directly comparable GAAP measures set forth below and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP. Non-GAAP financial measures in this earnings release exclude the following:

Stock-based compensation expense. The Company has excluded the effect of stock-based compensation expenses in calculating the Company’s non-GAAP gross loss, operating expenses and net loss measures. Although stock-based compensation is a key incentive offered to employees, consultants and board members the Company continues to evaluate its business performance excluding stock-based compensation expenses. The Company records stock-based compensation expense related to grants of time-based options and restricted stock units. Depending upon the size, timing and terms of the grants, as well as the probability of achievement of performance-based awards, this expense may vary significantly but will recur in future periods. The Company believes that excluding stock-based compensation expense better allows for comparisons from period to period.

Depreciation and amortization. The Company has excluded the effect of depreciation and amortization expense in calculating its non-GAAP gross loss, operating expenses and net loss measures. Depreciation and amortization are non-cash charges to current operations.

Non-cash interest and other expense. The Company has excluded the effect of non-cash interest and remeasurement of derivative liabilities and convertible notes in calculating its non-GAAP net loss measure.

Preapproval inventories. The Company has included the effect of preapproval inventories. Preapproval inventories were previously recorded as research and development expense during the third quarter of 2020 and subsequently sold at zero cost of product and internally consumed in research and development and sales and marketing from the fourth quarter of 2020 through the third quarter of 2021.

Long-lived asset impairment charge. The Company has excluded the impact of an impairment charge resulting from an asset with reduced fair value in calculating its non-GAAP gross profit, non-GAAP gross margin and non-GAAP net loss measures.

Obsolete inventory. The Company has excluded the impact of certain obsolete inventory charges in calculating its non-GAAP gross profit, non-GAAP gross margin and non-GAAP net loss measures.

Caution Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “believe,” “expect,” “continue,” “forecast,” “plan,” or similar expressions, or statements regarding intent, belief, or current expectations are forward-looking statements and reflect the current beliefs of Lucira’s management. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, without limitation, our expectations around production capacity and our plans to gain market share and accelerate revenue growth. Important factors that could cause actual results to differ materially include: the evolution of the ongoing COVID-19 pandemic, including any impact on the demand for our products due to an increased vaccinated population or our manufacturing and supply chain; our ability to achieve or sustain profitability; our ability to gain market acceptance for our products and to accurately forecast and meet customer demand; our ability to compete successfully; our ability to continue to expand internationally; our ability to enhance our product offerings and market our products; our ability to hire and retain key personnel; development and manufacturing problems, including capacity constraints or delays in production of our products; maintenance of coverage and adequate reimbursement for procedures using our products; and product defects or failures. These and other risks and uncertainties are described more fully in the “Risk Factors” section and elsewhere in our filings with the Securities and Exchange Commission and available at www.sec.gov, including in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Any forward-looking statements that we make in this announcement speak only as of the date of this press release, and Lucira assumes no obligation to updates forward-looking statements whether as a result of new information, future events or otherwise after the date of this press release, except as required under applicable law.

Investor Relations

Greg Chodaczek

investorrelations@lucirahealth.com

347-620-7010

LUCIRA HEALTH, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash	$117,286	$58,212
Accounts receivable, net	11,904	293
Inventory	42,964	4,865
Grant income receivable	125	183
Prepaid expenses	8,165	3,496
Other current assets	10,080	844
Restricted cash equivalents	2,338	2,338

Total current assets	192,862	70,231
Property and equipment, net	26,955	19,408
Operating lease right-of-use assets	2,726	748
Other assets	245	2,316

Total assets	$222,788	$92,703

Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$10,453	$3,981
Accrued liabilities	15,194	4,445
Operating lease liabilities, current	1,424	431
Customer deposits	365	—

Total current liabilities	27,436	8,857
Convertible notes payable	—	24,694
Operating lease liabilities, net of current portion	1,364	380

Total liabilities	28,800	33,931

Commitments and contingencies
Redeemable convertible preferred stock $0.001 par value; 0 and 103,355,827 shares authorized as of September 30, 2021 and December 31, 2020, respectively; 0 and 23,978,747 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively; aggregate liquidation preference of $0 as of September 30, 2021	—	121,080
Stockholders’ equity (deficit):
Preferred stock $0.001 par value; 10,000,000 and 0 shares authorized as of September 30, 2021 and December 31, 2020, respectively; 0 shares issued and outstanding as of September 30, 2021 and December 31, 2020	—	—
Common stock, $0.001 par value; 200,000,000 and 150,000,000 shares authorized as of September 30, 2021 and December 31, 2020, respectively; 39,003,504 and 2,712,694 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	39	3
Additional paid-in capital	314,675	1,403
Accumulated deficit	(120,726)	(63,714)

Total stockholders’ equity (deficit)	193,988	(62,308)

Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$222,788	$92,703

LUCIRA HEALTH, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net sales	$14,976	$—	$31,931	$—
Cost of products sold	14,837	—	32,710	—
Impairment of long-lived assets	1,622	—	1,622	—

Gross profit/(loss)	(1,483)	—	(2,401)	—

Operating expenses:
Research and development	14,342	8,793	30,741	16,108
Selling, general and administrative	11,788	1,662	23,988	3,221

Total operating expenses	26,130	10,455	54,729	19,329

Loss from operations	(27,613)	(10,455)	(57,130)	(19,329)

Other income (expense), net:
Grant income	112	30	393	2,007
Interest income (expense)	5	(34)	6	(44)
Remeasurement of derivative liabilities and convertible notes	—	(1,351)	(281)	(2,795)

Total other income (expense), net	117	(1,355)	118	(832)

Net loss	$(27,496)	$(11,810)	$(57,012)	$(20,161)

Net loss per share of common stock, basic and diluted	$(0.71)	$(4.76)	$(1.71)	$(8.61)

Weighted-average number of shares used in net loss per share of common stock, basic and diluted	38,667,615	2,481,678	33,348,104	2,341,135

Reconciliation of GAAP to Non-GAAP Financial Measures

The following table represents the reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures:

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of GAAP to non-GAAP Gross Profit (Loss):
GAAP Gross Profit/Loss	$(1,483)	$—	$(2,401)	$—
Stock-based compensation expense	91	—	351	—
Depreciation and amortization	842	—	1,177	—
Impairment of long-lived assets	1,622	—	1,622	—
Inventory obsolescence charge	1,284	—	1,284	—
Preappoval inventories	—	—	(1,089)	—

Non-GAAP Gross profit (loss)	$2,356	$—	$944	$—

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of GAAP to non-GAAP Gross margin
GAAP Gross (negative) margin	-10%	—%	-8%	—%
Stock-based compensation expense	1%	—	1%	—
Depreciation and amortization	6%	—	4%	—
Impairment of long-lived assets	11%	—	5%	—
Inventory obsolescence charge	9%	—	4%	—
Preappoval inventories	0%	—	-3%	—

Non-GAAP Gross (negative) margin	16%	—%	3%	—%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of GAAP to non-GAAP Operating expenses:
GAAP Operating expenses	$26,130	$10,455	$54,729	$19,329
Stock-based compensation expense	(4,937)	(118)	(6,149)	(235)
Depreciation and amortization	(433)	(35)	(981)	(153)
Preappoval inventories	—	—	305	—

Non-GAAP Operating expenses	$20,760	$10,302	$47,904	$18,941

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of GAAP to non-GAAP Net loss:
GAAP Net loss	$(27,496)	$(11,810)	$(57,012)	$(20,161)
Stock-based compensation expense	5,028	118	6,500	235
Depreciation and amortization	1,275	35	2,158	153
Non-cash interest and other expense	(5)	1,385	275	2,839
Impairment of long-lived assets	1,622	—	1,622	—
Inventory obsolescence charge	1,284	—	1,284	—
Preapproval inventories	—	—	(1,394)	—

Non-GAAP Net loss	$(18,292)	$(10,272)	$(46,567)	$(16,934)